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                           RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                               One Rodney Square
                                  P.O. Box 551
                           Wilmington, Delaware 19899
                                 (302) 651-7700
                              Fax: (302) 651-7701
                                  WWW.RLF.COM




                                                                     EXHIBIT 5.4



                                 July 30, 2003



Apache Trust I
Apache Trust II
c/o Apache Corporation
2000 Post Oak Boulevard
Suite 100
Houston, TX 77056

                  Re: Apache Trust I - File No. 333-105536-04 & Apache Trust II - File No. 333-105536-03
                           -----------------------------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Apache Corporation, a Delaware corporation (the "Company"), Apache Trust I, a Delaware statutory trust ("Trust I"), and Apache Trust II, a Delaware statutory trust ("Trust II" and together with Trust I the "Trusts" and each sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of Trust I, dated as of March 13, 2000 (the "Trust I Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 13, 2000;

                  (b) The Certificate of Trust of Trust II, dated as of March 13, 2000 (the "Trust II Certificate of Trust" together with the Trust I Certificate the "Certificates of Trust"), as filed in the office of the Secretary of State on March 13, 2000;

                  (c) The Trust Agreement of Trust I, dated as of March 13, 2000, among the Company and the trustees of the Trust named therein

                  (d) The Trust Agreement of Trust II, dated as of March 13, 2000, among the Company and the trustees of the Trust named therein;

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Apache Trust I
Apache Trust II
July 30, 2003
Page 2


                  (e) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to the undivided beneficial interests in the assets of the Trust (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities"), filed by the Company, the Trusts and others with the Securities and Exchange Commission on May 23, 2003, as amended by Amendment No. 1, filed on May 30, 2003, and also to be further amended by Amendment No. 2, to be filed on or about July 30, 2003;

                  (f) A form of Amended and Restated Trust Agreement of each of the Trusts (the "Trust Agreement"), to be entered into among the Company, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, filed as an exhibit to the Registration Statement; and

                  (g) A Certificate of Good Standing for each of the Trusts, dated July 25, 2003, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above, which are such documents as are necessary to render our opinion. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trusts, and that the Certificates of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) that each party to the

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Apache Trust I
Apache Trust II
July 30, 2003
Page 3


documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trusts (collectively, the "Trust Preferred Security Holders") of a Trust Preferred Security Certificate for such Trust Preferred Security in the name of such Person and the payment for the Trust Preferred Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Trust Preferred Securities will be issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

                  2. The Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trusts.

                  3. The Trust Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.